SALES REPRESENTATIVE AGREEMENT

THIS SALES REPRESENTATIVE AGREEMENT ("Agreement") is made and entered into as of the 1st day of April, 2020 by and between Impulse Health LLC, a Virginia limited liability company, headquartered 13241 Mt. Olive Lane Amelia, VA 23002 ("Representative"), and CBD Unlimited, Inc., a Nevada Corporation, having a place of business at 38246 N. Hazelwood Circle, Cave Creek, AZ 85331 (the "Company").

WHEREAS, the Company desires to engage Representative to act as its exclusive sales representative for certain accounts of the Company, and Representative desires to accept such engagement, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by parties hereby agree as follows:

1. Appointment. The Company hereby engages Representative as its exclusive, worldwide sales representative with respect to the promotion, marketing and sale of any and all products now or in the future sold by the Company (each a "Product" and, together, the "Products") to the accounts set forth on Schedule A attached hereto (the "Accounts"), and Representative hereby undertakes to act as such exclusive sales representative in accordance with the terms and conditions set forth in this Agreement.

2. Terms of Sale.

A. Prices and Terms of Sale. Each order shall be governed by the cost, delivery schedules and terms and conditions of sale that are provided in writing to Representative by the Company and dictated by the Customer. Each customer shall execute a purchase order transmission to the Company and provide access for guidelines detailing the terms and conditions of the sale of Products (a "Purchase Order"). Representative acknowledges and agrees that it shall have no authority to: (i) charge a customer less than 100% of a Product's sale price, as provided in writing to Representative by the Company, (ii) change any term or condition of sale from those provided to it in the Company's written terms and conditions of sale, or (iii) make any representation, warranty or guaranty on behalf of the Company, except as may be authorized by the Company.

B. Orders and Acceptance. All Purchase Orders for Products shall be promptly submitted to the Company for acceptance.

C. Shipping, Invoices and Collection. All orders shall be shipped by the Company directly to the customer per the terms of the Purchase Order. The Company shall render all invoices directly to the customer. Payments on any Purchase Order shall be made directly to the Company, which shall be responsible for the credit, evaluation and terms of payment of, and collection from, each customer.

D. Records; Inspection. The Company shall provide to Representative reports consisting of shipping information, invoices, returns and collections of accounts receivable with respect to each Customer. Copies of original documents may be viewed upon request by Representative. Representative shall have the right, upon reasonable notice and during regular

business hours, to inspect the Company's books and records to verify the correct payment of Commissions.

3. Compensation, Expenses and Benefits.

A. Commission. In consideration of Representative's performance of the obligations set forth in this Agreement, the Company agrees to pay Representative commissions on all sales of Products to the Accounts in an amount equal to the percentage rate set forth on Schedule B ("Commissions"). Commissions shall be paid on the total invoiced price of the Product, without reduction, adjustment or setoff of any kind. Payment of Commissions will be credited to Representative's account on invoicing, and shall be remitted to Representative monthly, within fifteen (15) days from the beginning of the month following the month in which the Commission becomes due to Representative. All payments of Commissions shall be in US Dollars calculated at the then exchange rate (without deduction for any exchange fees or charges), if applicable, and shall accompanied by a written statement detailing the specific sales for which the Commission is being paid.

B. Expenses. Representative shall pay for all out of pocket expenses incurred by Representative in connection with the performance of its obligations under this Agreement, except as otherwise may be agreed upon by the Company and Representative.

4. Independent Contractor. Representative shall be considered for all purposes of this Agreement to be an independent contractor. Nothing in this Agreement shall be construed by either party, or by any third party, to create an employer/employee relationship between the parties hereto. This Agreement shall not be construed by either party to create a partnership, joint venture, association or any other relationship between the parties, except as herein stated. Each party shall exercise its own discretion as to the method and manner of performing its obligations herein.

5. Term; Termination.

A. Term. This Agreement shall continue in effect for a term of two (2) years from the date this agreement is signed and shall automatically be renewed at it's expiration for the same term period in the absence of any notice of termination in writing being severed by one party to the other at least twelve months prior to the actual date of termination.

B. Termination. This Agreement may be terminated: (i) for any reason, without cause, by either party upon thirty (30) days prior written notice to the other party, or (ii) immediately, for Cause, upon written notice to the other party. For purposes of this Section 5(B), "Cause" shall mean, with respect to either party:

(1) The failure by the other party to perform or observe any non-payment covenant, condition or agreement to be observed by it under this Agreement and such failure shall remain unremedied for a period of fifteen (15) days after written notice thereof is received from the other party;

(2) The failure of the Company to timely pay any Commissions and such failure shall remain unremedied for a period of five (5) days after the date originally due;

(3) A material failure of the other party to be in compliance with any applicable federal, state, and local laws and regulations relating to the performance of this Agreement;

(4) The admission in writing of the other party of its inability to meet its obligations when they become due, the insolvency of, or the institution of proceedings by or against, the other party under any federal or state bankruptcy or insolvency law, or an assignment by the other party for the benefit of all or substantially all of its creditors or the appointment of a receiver for all or a substantial part of the party's assets; or

(5) The other party engages in criminality, fraud or an act of moral turpitude.

C. Commissions Upon Termination. Upon the termination of this Agreement, Representative will be paid Commissions, in accordance with the terms of this Agreement, on all Purchaser Orders received by the Company through the initial agreed term of the Agreement, even though such orders may be accepted, invoiced, shipped or paid for after the effective date of termination.

6. **Obligations of the Company.** The Company will assist Representative with its activities pursuant to this Agreement, through such means as the Company and Representative may consider reasonable and appropriate, and will make available to Representative, free of charge, such technical and other literature (e.g., descriptions, pamphlets, sales brochures, etc.), as are required by Representative for the performance of its duties pursuant to this Agreement. Any inquiries received by the Company directly from representatives or agents of the Accounts will be forwarded to Representative for further handling.

7. **Confidentiality.** Representative acknowledges that during the term of this Agreement the Company may disclose to Representative certain proprietary information relating to the Products or the business of the Company. In the event such proprietary information is reduced to writing and marked "CONFIDENTIAL" ("Confidential Information"), Representative agrees to take all reasonable and necessary steps to preserve its confidentiality and shall use it solely in connection with its performance of this Agreement; provided, however, that Representative may disclose Confidential Information to its directors, officers, members, managers, employees, agents and representatives. Notwithstanding the above, The restrictions on disclosure by Representative of Confidential Information shall not apply to: (i) information which at the time of disclosure was generally available to the public, (ii) information which subsequent to its disclosure by the Company to Representative is published or otherwise becomes available to the public through means other than an act or omission of Representative, (iii) information which was previously known to Representative free of any obligation to keep it confidential or which is subsequently and independently developed in good faith by Representative without reference to or use of the Confidential Information, and (iv) information rightfully acquired by Representative in good faith from a third party on a non-confidential basis without breach of an agreement (which agreement is known to Representative) to maintain such information in confidence. Furthermore, Representative may disclose any Confidential Information if required to do so by law, or if ordered to do so by a court or other governmental authority of competent jurisdiction.

8. **Indemnification.**

A. Indemnification of the Company. Representative shall indemnify and hold harmless the Company and its subsidiaries and affiliates, and each of their respective successors assigns, officers, directors, members, managers, employees, agents and representatives, from and against any and all liabilities, losses, claims, damages, costs, expenses (including reasonable attorneys' fees), and judgments resulting from or arising out of the breach of any representation, warranty, covenant or agreement made by Representative in this Agreement.

B. Indemnification of Representative. The Company shall indemnify and hold harmless Representative and its subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, members, managers, employees, agents and representatives, from and against any and all liabilities, losses, claims, damages, costs, expenses (including reasonable attorneys' fees), and judgments resulting from or arising out of: (i) the Products, including, without limitation, any failure by the Company to deliver the Products to any customer or any claim for design, component, or manufacturing defects relating to the Products, (ii) the violation of any law or governmental regulation, or the infringement of any trademark, copyright, patent, trade secret, process or other proprietary right of any third party, by the Company, and (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

9. **Miscellaneous.**

A. Governing Law and Jurisdiction. This Agreement shall be governed and construed according to the laws of the State of Virginia, without regard to its or any other state's conflict of laws provisions. Any and all actions to enforce this Agreement or any rights or obligations hereunder shall be brought in the federal or state courts located in the Amelia County, Virginia, and each party hereby irrevocably submits to the jurisdiction of such courts. Each party hereby authorizes and accepts service of process and personal jurisdiction in any action against it by nationally recognized commercial courier service.

B. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. No party may assign this Agreement without the prior written consent of the other party, provided, however, that Representative may assign its right hereunder to receive payments to any third party for any reason upon written notice to the Company.

C. Notices. Any notice or other communications required or permitted hereunder shall be in writing and addressed to each party at the address set forth below, or such other address as may be furnished in writing by like notice by any such party, and shall be deemed to have been duly given when: (i) delivered by hand, with receipt acknowledged, (ii) sent by facsimile, with confirmation of transmission, or (iii) when received by the addressee, if sent by nationally recognized commercial courier service.

To Representative:

IMPULSE HEALTH, LLC
13241 MT. OLIVE LN
AMELIA, VA 23002
Attn: FELICIA CIACCIO
Facsimile: 804-561-6487

To the Company: CBD UNLIMITED, INC.
38246 N. HAZELWOOD CIRCLE
CAVE CREEK, AZ 85331
Attn: TODD DAVIS
Facsimile: ______________

D. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings of the parties. No amendment or modification to this Agreement shall be valid unless in writing and signed by both parties hereto.

E. No Continuing Waiver. The waiver by either party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach.

F. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

G. Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

REPRESENTATIVE:

IMPULSE HEALTH, LLC

By: __________________________
Name: Felicia Ciaccio
Title: President of Business Development

THE COMPANY:

CBD UNLIMITED, INC.

By: __________________________
Name: Todd Davis
Title: President

Schedule A:

List Accounts:
Walgreens
UNFI
Safeway/Albertsons
Kroger
CVS
GNC
Vitamin Shoppe

Schedule B

Walgreens:
15% of receipts up to $480,000 per year, invoiced monthly
10% of receipts over $480,000 per year, invoiced monthly

All other retailers:
15% of shipped/invoiced purchase orders